Exhibit 99.1

MEMORANDUM

To:	FHLBI Members

From:	Milton Miller
President-CEO

Date:	January 20, 2009

Subject:	Follow-up Q&A on Issues Impacting FHLBI and Dividend Status Letter of January 16, 2009

As a follow-up to the letter distributed to FHLBI members on Friday, January 16, we have prepared a Q&A to help answer questions and to offer clarification of the important financial issues affecting the FHLBI.

The Q&A is posted on our website and can be accessed from the home page at www.fhlbi.com under Current Interest. As additional questions are raised by our members, we may revise the Q&A accordingly. Please visit the website regularly for updates.